Exhibit 99.B(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 139 to Registration Statement No. 033-00488 on Form N-1A of our reports dated July 26, 2018, relating to the financial statements and financial highlights of PNC Balanced Allocation Fund, PNC Emerging Markets Equity Fund, PNC Government Money Market Fund, PNC Intermediate Bond Fund, PNC Intermediate Tax Exempt Bond Fund, PNC International Equity Fund, PNC International Growth Fund, PNC Multi-Factor All Cap Fund, PNC Multi-Factor Large Cap Growth Fund, PNC Multi-Factor Large Cap Value Fund, PNC Multi-Factor Small Cap Core Fund, PNC Multi-Factor Small Cap Growth Fund, PNC Multi-Factor Small Cap Value Fund, PNC Small Cap Fund, PNC Tax Exempt Limited Maturity Bond Fund, PNC Total Return Advantage Fund, PNC Treasury Money Market Fund, PNC Treasury Plus Money Market Fund, and PNC Ultra Short Bond Fund, each a series of PNC Funds, appearing in the Annual Reports on Form N-CSR of PNC Funds for the year ended May 31, 2018, and  to  the  references  to  us  under  the  headings  “Financial  Highlights” in  the  Prospectus and “Independent  Registered  Public  Accounting  Firm”  and  “Financial  Statements”  in  the  Statement  of Additional Information, each of which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 20, 2018